                                                                    EXHIBIT 11.1

                                  GENUS, INC.
                       COMPUTATION OF EARNINGS PER COMMON
                        AND COMMON EQUIVALENT SHARE (A)
                                 (IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                 -------------------------------
                                                                                   1995       1994       1993
                                                                                 ---------  ---------  ---------

Average common shares outstanding..............................................     15,334     12,545     12,170

Computation of incremental outstanding shares
  Net effect of dilutive stock options based on treasury stock method..........        729        561     --
                                                                                 ---------  ---------  ---------
                                                                                    16,063     13,106     12,170
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Net income (loss)..............................................................  $  19,282  $   4,177  $  (6,883)
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Earnings (loss) per share (b)..................................................  $    1.20  $    0.32  $   (0.57)
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

(a) See Note 1 of Notes to Consolidated Financial Statements.

(b) Primary and fully diluted earnings per share are materially the same for all years presented.